2Q26	FINANCIALRESULTS

BNY Reports Second Quarter 2026
Earnings Per Common Share of $2.45

NEW YORK, July 15, 2026 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BNY) today has reported financial results for the second quarter of 2026.

CEO COMMENTARY

In a dynamic market, BNY delivered another strong quarter with robust organic growth, once again demonstrating BNY’s position at the heart of the world’s capital markets.

Enabled by our new commercial and platform operating models, our people are coming together to support our clients and deliver strong financial performance. We grew revenue by 13% year-over-year to a record $5.7 billion and generated 600 basis points of positive operating leverage, a pre-tax margin of 40% and an ROTCE of 31%.

Growth was broad-based across Securities Services, Market and Wealth Services and Investment and Wealth Management, reflecting healthy client activity as well as the impact of our continuous investments and strategic actions to enable differentiated solutions for our clients. We also achieved another quarter of record sales.

Halfway through the year, our performance underscores BNY’s strong momentum, and our teams around the world remain focused on delivering more for our clients and shareholders.
– Robin Vince, Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$2.45	40%	17%	31% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		2Q26 vs.
	2Q26	1Q26	2Q25
Selected income statement data:

Total fee revenue	$4,036	7%	11%
Investment and other revenue	216	N/M	N/M
Net interest income	1,446	6%	20%
Total revenue	$5,698	5%	13%
Provision for credit losses	(8)	N/M	N/M
Noninterest expense	$3,439	1%	7%
Net income applicable to common shareholders	$1,696	9%	22%
Diluted EPS	$2.45	9%	27%

Selected metrics:

AUC/A (in trillions)	$62.6	5%	12%
AUM (in trillions)	$2.2	5%	6%

Financial ratios:	2Q26	1Q26	2Q25

Pre-tax operating margin	39.8%	37.3%	36.6%
ROE	17.2%	16.1%	14.7%
ROTCE (a)	31.3%	29.3%	27.8%

Capital ratios:

Tier 1 leverage ratio	5.9%	6.0%	6.1%
CET1 ratio	11.0%	11.0%	11.5%

HIGHLIGHTS

Results
•Total revenue of $5.7 billion, increased 13%
•Noninterest expense of $3.4 billion, increased 7%
•Diluted EPS of $2.45, increased 27%

Profitability
•Pre-tax operating margin of 39.8%
•ROTCE of 31.3% (a)

Balance sheet
•Average deposits of $314 billion, increased 5% year-over-year and decreased 1% sequentially
•Tier 1 leverage ratio of 5.9%, decreased 17 bps year-over-year and 7 bps sequentially

Capital distribution
•Returned $1.5 billion of capital to common shareholders
•$371 million of dividends
•$1.1 billion of share repurchases
•Total payout ratio of 87% year-to-date

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 2Q26 vs. 2Q25, unless otherwise noted.
Media: Anneliese Diedrichs + 1 646 468 6026	Investors: Marius Merz +1 212 298 1480

BNY 2Q26 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q26 vs.
	2Q26	1Q26	2Q25	1Q26		2Q25
Fee revenue	$4,036	$3,768	$3,641	7%		11%
Investment and other revenue	216	271	184	N/M		N/M
Total fee and other revenue	4,252	4,039	3,825	5		11
Net interest income	1,446	1,370	1,203	6		20
Total revenue	5,698	5,409	5,028	5		13
Provision for credit losses	(8)	(7)	(17)	N/M		N/M
Noninterest expense	3,439	3,400	3,206	1		7
Income before taxes	2,267	2,016	1,839	12		23
Provision for income taxes	475	386	404	23		18
Net income	$1,792	$1,630	$1,435	10%		25%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,696	$1,562	$1,391	9%		22%
Operating leverage (a)				419	bps	606	bps
Diluted earnings per common share	$2.45	$2.24	$1.93	9%		27%
Average common shares and equivalents outstanding - diluted (in thousands)	692,223	698,164	720,007
Pre-tax operating margin	39.8%	37.3%	36.6%
Metrics:
Average loans	$85,587	$81,058	$71,265	6%		20%
Average deposits	314,036	318,446	300,298	(1)		5
AUC/A at period end (in trillions) (current period is preliminary)	62.6	59.4	55.8	5		12
AUM at period end (in trillions) (current period is preliminary)	2.2	2.1	2.1	5		6
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,698	$5,409	$5,028	5%		13%
Adjusted noninterest expense	3,431	3,386	3,194	1		7
Adjusted operating leverage (a)				401	bps	591	bps
Adjusted diluted earnings per common share	$2.46	$2.25	$1.94	9%		27%
Adjusted pre-tax operating margin	39.9%	37.5%	36.8%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 2Q26 vs. 2Q25, unless otherwise noted)
•Total revenue increased 13%, primarily reflecting:
•Fee revenue increased 11%, primarily reflecting net new business, higher market values and higher client activity, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting improved seed capital results.
•Net interest income increased 20%, primarily reflecting the reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.
•Provision for credit losses was a benefit of $8 million, primarily reflecting improvements in commercial real estate exposure, partially offset by changes in macroeconomic and other factors.
•Noninterest expense increased 7%, primarily reflecting higher revenue-related expenses, investments and employee salary increases, partially offset by efficiency savings.
•Effective tax rate of 21.0%.
Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 12%, primarily reflecting higher market values and net client inflows, partially offset by the unfavorable impact of a stronger U.S. dollar.
•AUM increased 6%, primarily reflecting higher market values, partially offset by the unfavorable impact of the stronger U.S. dollar and cumulative net outflows.
Capital and liquidity
•$371 million of dividends to common shareholders (a); $1.1 billion of common share repurchases.
•Return on common equity (“ROE”) – 17.2%.
•Return on tangible common equity (“ROTCE”) – 31.3% (b).
•Common Equity Tier 1 (“CET1”) ratio – 11.0%; Tier 1 leverage ratio – 5.9%.
•Average liquidity coverage ratio (“LCR”) – 111%; Average net stable funding ratio (“NSFR”) – 130%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    Including dividend-equivalents on share-based awards.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 2Q26 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Investment services fees:
Asset Servicing	$1,209	$1,170	$1,082	3%	12%
Issuer Services	463	278	376	67	23
Total investment services fees	1,672	1,448	1,458	15	15
Foreign exchange revenue	203	196	175	4	16
Other fees (a)	77	74	60	4	28
Total fee revenue	1,952	1,718	1,693	14	15
Investment and other revenue	94	203	94	N/M	N/M
Total fee and other revenue	2,046	1,921	1,787	7	14
Net interest income	782	757	675	3	16
Total revenue	2,828	2,678	2,462	6	15
Provision for credit losses	(5)	(11)	(13)	N/M	N/M
Noninterest expense	1,722	1,648	1,605	4	7
Income before taxes	$1,111	$1,041	$870	7%	28%

Total revenue by line of business:
Asset Servicing	$2,121	$2,170	$1,858	(2)%	14%
Issuer Services	707	508	604	39	17
Total revenue by line of business	$2,828	$2,678	$2,462	6%	15%

Pre-tax operating margin	39.3%	38.9%	35.3%

Securities lending revenue (b)	$78	$72	$56	8%	39%

Metrics:
Average loans	$13,180	$12,265	$11,327	7%	16%
Average deposits	$194,183	$197,789	$185,823	(2)%	4%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$45.3	$42.7	$39.9	6%	14%
Market value of securities on loan at period end (in billions) (d)	$645	$629	$516	3%	25%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.2 trillion at June 30, 2026, $2.1 trillion at March 31, 2026 and $2.0 trillion at June 30, 2025.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $71 billion at June 30, 2026, $73 billion at March 31, 2026 and $68 billion at June 30, 2025.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, client activity, market values and foreign exchange revenue. The sequential decrease primarily reflects the impact of 1Q26 investment gains, partially offset by higher client activity, net interest income and market values.
•Issuer Services – The year-over-year increase primarily reflects higher Corporate Trust revenue. The sequential increase reflects higher Depositary Receipts and Corporate Trust revenue.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses, investments and employee salary increases, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related expenses and employee salary increases, partially offset by efficiency savings.

3

BNY 2Q26 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Investment services fees:
Wealth Solutions	$551	$544	$525	1%	5%
Payments and Trade	224	220	209	2	7
Clearance and Collateral Management	453	430	385	5	18
Total investment services fees	1,228	1,194	1,119	3	10
Foreign exchange revenue	34	36	30	(6)	13
Other fees (a)	71	70	63	1	13
Total fee revenue	1,333	1,300	1,212	3	10
Investment and other revenue	26	21	36	N/M	N/M
Total fee and other revenue	1,359	1,321	1,248	3	9
Net interest income	611	571	506	7	21
Total revenue	1,970	1,892	1,754	4	12
Provision for credit losses	(2)	(6)	(6)	N/M	N/M
Noninterest expense	948	937	912	1	4
Income before taxes	$1,024	$961	$848	7%	21%

Total revenue by line of business:
Wealth Solutions	$806	$783	$751	3%	7%
Payments and Trade	571	545	490	5	17
Clearance and Collateral Management	593	564	513	5	16
Total revenue by line of business	$1,970	$1,892	$1,754	4%	12%

Pre-tax operating margin	52.0%	50.8%	48.4%

Metrics:
Average loans	$56,258	$52,921	$44,262	6%	27%
Average deposits	$102,606	$103,043	$96,574	—%	6%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$16.9	$16.5	$15.6	2%	8%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Wealth Solutions lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Wealth Solutions – The year-over-year and sequential increases primarily reflect higher net interest income, market values and client activity.
•Payments and Trade – The year-over-year and sequential increases primarily reflect higher net interest income and net new business.
•Clearance and Collateral Management – The year-over-year and sequential increases primarily reflect higher collateral balances, clearance volumes and net interest income.
•Noninterest expense increased year-over-year primarily reflecting higher investments, revenue-related expenses and employee salary increases, partially offset by efficiency savings and the absence of 2Q25 litigation reserves. The sequential increase primarily reflects higher revenue-related expenses, partially offset by efficiency savings.

4

BNY 2Q26 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Investment management fees	$793	$785	$748	1%	6%
Performance fees	3	1	10	N/M	N/M
Investment management and performance fees	796	786	758	1	5
Distribution and servicing fees	71	70	69	1	3
Other fees (a)	(87)	(83)	(76)	N/M	N/M
Total fee revenue	780	773	751	1	4
Investment and other revenue (b)	29	(1)	9	N/M	N/M
Total fee and other revenue (b)	809	772	760	5	6
Net interest income	54	53	41	2	32
Total revenue	863	825	801	5	8
Provision for credit losses	(5)	9	—	N/M	N/M
Noninterest expense	686	726	653	(6)	5
Income before taxes	$182	$90	$148	102%	23%

Total revenue by line of business:
Investment Management	$577	$550	$543	5%	6%
Wealth Management	286	275	258	4	11
Total revenue by line of business	$863	$825	$801	5%	8%

Pre-tax operating margin	21.1%	10.9%	18.5%

Metrics:
Average loans	$14,410	$14,233	$13,991	1%	3%
Average deposits	$9,691	$9,592	$9,216	1%	5%

AUM (in billions) (current period is preliminary) (c)	$2,226	$2,126	$2,106	5%	6%
Wealth Management client assets (in billions) (current period is preliminary) (d)	$348	$339	$339	3%	3%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Represents assets managed in the Investment and Wealth Management business segment.
(d)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects higher market values and improved seed capital results, partially offset by the mix of AUM flows. The sequential increase primarily reflects improved seed capital results.
•Wealth Management – The year-over-year increase primarily reflects higher market values and net interest income, partially offset by changes in product mix. The sequential increase primarily reflects higher market values.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses, investments and employee salary increases, partially offset by efficiency savings. The sequential decrease primarily reflects lower revenue-related expenses.

5

BNY 2Q26 Financial Results
OTHER SEGMENT

The Other segment primarily includes corporate treasury activities, including our investment securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	2Q26	1Q26	2Q25
Fee revenue	$(29)	$(23)	$(15)
Investment and other revenue	36	50	33
Total fee and other revenue	7	27	18
Net interest income (expense)	(1)	(11)	(19)
Total revenue	6	16	(1)
Provision for credit losses	4	1	2
Noninterest expense	83	89	36
Loss before taxes	$(81)	$(74)	$(39)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The sequential decrease primarily reflects 1Q26 renewable energy investment gains, partially offset by lower net investment securities losses.

•Noninterest expense increased year-over-year primarily reflecting higher staff expenses and the absence of 2Q25 lower litigation reserves.

6

BNY 2Q26 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2026	March 31, 2026	Dec. 31, 2025
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.0%	11.0%	11.9%
Tier 1 capital ratio	13.4	13.8	14.6
Total capital ratio	14.2	14.6	15.4
Tier 1 leverage ratio (a)	5.9	6.0	6.0
Supplementary leverage ratio (a)	6.3	6.6	6.7
BNY shareholders’ equity to total assets ratio	8.5%	8.0%	9.4%
BNY common shareholders’ equity to total assets ratio	7.6%	7.0%	8.4%

Average LCR (a)	111%	111%	112%
Average NSFR (a)	130%	131%	130%

Book value per common share	$58.82	$57.48	$57.36
Tangible book value per common share – Non-GAAP (b)	$32.81	$31.75	$31.64
Common shares outstanding (in thousands)	678,504	686,379	688,236
(a)    Regulatory capital and liquidity ratios for June 30, 2026 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented, was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital of $21.6 billion increased compared with March 31, 2026, primarily reflecting capital generated through earnings, partially offset by capital returned through common stock repurchases and dividends. The CET1 ratio was flat compared with March 31, 2026, reflecting the increase in capital, offset by higher risk-weighted assets.

•Tier 1 capital of $26.3 billion, decreased compared with March 31, 2026, primarily reflecting capital returned through common stock repurchases and dividends and a redemption of preferred stock, partially offset by capital generated through earnings. The Tier 1 leverage ratio decreased compared with March 31, 2026, primarily reflecting higher average assets.

NET INTEREST INCOME

Net interest income				2Q26 vs.
(dollars in millions; not meaningful - N/M)	2Q26	1Q26	2Q25	1Q26		2Q25
Net interest income	$1,446	$1,370	$1,203	6%		20%
Add: Tax equivalent adjustment	—	—	1	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,446	$1,370	$1,204	6%		20%

Average interest-earning assets	$397,635	$396,310	$375,542	—%		6%

Net interest margin	1.45%	1.38%	1.27%	7	bps	18	bps
Net interest margin (FTE) – Non-GAAP (a)	1.45%	1.38%	1.27%	7	bps	18	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting the reinvestment of investment securities at higher yields and balance sheet growth, partially offset by deposit margin compression.

•Sequentially, net interest income increased primarily reflecting the reinvestment of investment securities at higher yields and changes in balance sheet size and mix.

7

BNY 2Q26 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year-to-date
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Fee and other revenue
Investment services fees	$2,909	$2,652	$2,583	$5,561	$4,994
Investment management and performance fees	796	785	758	1,581	1,497
Foreign exchange revenue	229	232	213	461	369
Financing-related fees	64	62	51	126	111
Distribution and servicing fees	38	37	36	75	73
Total fee revenue	4,036	3,768	3,641	7,804	7,044
Investment and other revenue	216	271	184	487	414
Total fee and other revenue	4,252	4,039	3,825	8,291	7,458
Net interest income
Interest income	5,940	5,824	6,602	11,764	12,725
Interest expense	4,494	4,454	5,399	8,948	10,363
Net interest income	1,446	1,370	1,203	2,816	2,362
Total revenue	5,698	5,409	5,028	11,107	9,820
Provision for credit losses	(8)	(7)	(17)	(15)	1
Noninterest expense
Staff	1,785	1,888	1,768	3,673	3,602
Software and equipment	569	556	527	1,125	1,040
Professional, legal and other purchased services	441	388	388	829	754
Sub-custodian and clearing	162	151	150	313	281
Net occupancy	143	123	132	266	268
Distribution and servicing	76	73	63	149	128
Business development	68	50	53	118	101
Bank assessment charges	32	24	22	56	60
Amortization of intangible assets	10	9	11	19	22
Other	153	138	92	291	202
Total noninterest expense	3,439	3,400	3,206	6,839	6,458
Income
Income before taxes	2,267	2,016	1,839	4,283	3,361
Provision for income taxes	475	386	404	861	704
Net income	1,792	1,630	1,435	3,422	2,657
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(31)	2	(12)	(29)	(14)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,761	1,632	1,423	3,393	2,643
Preferred stock dividends	(65)	(70)	(32)	(135)	(103)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,696	$1,562	$1,391	$3,258	$2,540

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(in dollars)
Basic	$2.47	$2.26	$1.95	$4.73	$3.54
Diluted	$2.45	$2.24	$1.93	$4.68	$3.51

8

BNY 2Q26 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before taxes, net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items					2Q26 vs.
(dollars in millions, except per share amounts)	2Q26	1Q26		2Q25	1Q26		2Q25
Total revenue – GAAP	$5,698	$5,409		$5,028	5%		13%
Adjusted total revenue – Non-GAAP	$5,698	$5,409		$5,028	5%		13%

Total noninterest expense – GAAP	$3,439	$3,400		$3,206	1%		7%
Less: Severance expense (a)	6	18		34
Litigation reserves (a)	2	3		(16)
FDIC special assessment (a)	—	(7)		(6)
Adjusted total noninterest expense – Non-GAAP	$3,431	$3,386		$3,194	1%		7%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,696	$1,562		$1,391	9%		22%
Less: Severance expense (a)	(5)	(14)		(27)
Litigation reserves (a)	(2)	(3)		16
FDIC special assessment (a)	—	6		5
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,703	$1,573		$1,397	8%		22%

Diluted earnings per common share – GAAP	$2.45	$2.24		$1.93	9%		27%
Less: Severance expense (a)	(0.01)	(0.02)		(0.04)
Litigation reserves (a)	—	—		0.02
FDIC special assessment (a)	—	0.01		0.01
Total diluted earnings per common share impact of notable items	(0.01)	(0.02)	(b)	(0.01)
Adjusted diluted earnings per common share – Non-GAAP	$2.46	$2.25	(b)	$1.94	9%		27%
Operating leverage – GAAP (c)					419	bps	606	bps
Adjusted operating leverage – Non-GAAP (c)					401	bps	591	bps
(a)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(b)    Does not foot due to rounding.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

9

BNY 2Q26 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	2Q26	1Q26	2Q25
Income before taxes – GAAP	$2,267	$2,016	$1,839
Less: Impact of notable items (a)	(8)	(14)	(12)
Adjusted income before taxes, excluding notable items – Non-GAAP	$2,275	$2,030	$1,851

Total revenue – GAAP	$5,698	$5,409	$5,028

Pre-tax operating margin – GAAP (b)	39.8%	37.3%	36.6%
Adjusted pre-tax operating margin – Non-GAAP (b)	39.9%	37.5%	36.8%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	2Q26	1Q26	2Q25
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,696	$1,562	$1,391
Add: Amortization of intangible assets	10	9	11
Less: Tax impact of amortization of intangible assets	3	2	2
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,703	$1,569	$1,400
Impact of notable items (a)	(7)	(11)	(6)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,710	$1,580	$1,406

Average common shareholders’ equity	$39,535	$39,448	$37,892
Less: Average goodwill	16,768	16,774	16,748
Average intangible assets	2,809	2,819	2,850
Add: Deferred tax liability – tax deductible goodwill	1,225	1,226	1,236
Deferred tax liability – intangible assets	659	660	668
Average tangible common shareholders’ equity – Non-GAAP	$21,842	$21,741	$20,198

Return on common equity – GAAP (b)	17.2%	16.1%	14.7%
Adjusted return on common equity – Non-GAAP (b)	17.3%	16.2%	14.8%
Return on tangible common equity – Non-GAAP (b)	31.3%	29.3%	27.8%
Adjusted return on tangible common equity – Non-GAAP (b)	31.4%	29.5%	27.9%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 2Q26 Financial Results
ABOUT BNY

BNY is a global financial services platforms company at the heart of the world’s capital markets. For more than 240 years BNY has partnered alongside clients, using its expertise and platforms to help them operate more efficiently and accelerate growth. Today BNY serves over 90% of Fortune 100 companies and nearly all the top 100 banks globally. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals. As of June 30, 2026, BNY oversees $62.6 trillion in assets under custody and/or administration and $2.2 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BNY). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 11:00 a.m. ET on July 15, 2026. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 800 330-6730 (U.S.) or
+1 646 769-9500 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on July 15, 2026.

An archived version of the second quarter conference call and audio webcast will be available beginning on July 15, 2026 at approximately 3:00 p.m. ET through August 14, 2026 at www.bny.com/investorrelations.

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